  Exhibit 10.13

SEPARATION AND PAY CONTINUATION AGREEMENT

THIS SEPARATION AND PAY CONTINUATION AGREEMENT (this “ Agreement”) is made and entered into as of the date indicated on the signature page hereof (the “Execution Date”), by and between BRIAN BAKER (“Executive”), and DYNATRONICS CORPORATION, a Utah corporation (the “Company”). Executive and the Company are referred to collectively as the “Parties” and each is sometimes referred to as a “Party” in this Agreement.

RECITALS

A. Executive has resigned as the Company’s CEO effective July 8, 2020.

B. Executive’s last day of employment with the Company is October 7, 2020 (the “Separation Date”). After the Separation Date, the Executive shall no longer be an employee of the Company but will continue to be a member of the Board of Directors and a consultant with the Company under that certain Consulting Agreement dated October 8, 2020 between the parties. Except as otherwise set forth in this Agreement, the Separation Date is the employment termination date for the Executive for all purposes, meaning the Executive is not entitled to any further compensation, monies, or other benefits from the Company, including coverage under any benefit plans or programs sponsored by the Company, as of the Separation Date.

C. The Company has offered to provide Executive with pay continuation through the Termination Date, in addition to other benefits that Executive otherwise would not is entitled to receive, in consideration for Executive entering into this Agreement, and agreeing to, and complying with, the promises, covenants, agreements, obligations, releases and waivers contained herein.

D. Executive is willing to enter into this Agreement, as well as an attestation of this Agreement after his Separation Date and be bound by the promises, covenants, agreements, conditions, waivers and releases set forth herein in exchange for the benefits being offered by the Company in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants, agreements, releases and waivers contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Return of Property. The Executive warrants and represents that as of the Separation Date, he has returned all Company property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Company property in the Executive’s possession; provided, however, that Executive may retain certain Company property, approved by the Company CEO, for the performance of his ongoing duties as a director of the Company, as set forth in Section 3 or his ongoing duties under that certain Consulting Agreement dated October 8, 2020 entered into between the parties.

2. Resignation from All Officer Positions. Effective on the Execution Date, the Executive shall be deemed to have resigned from all positions that the Executive holds as an officer of the Company or any of its affiliates.

3. Board of Directors. The Executive shall continue to serve on the Board of Directors of the Company until the next annual meeting of the shareholders of the Company or until his earlier resignation or removal.

4. Employment Agreement. Executive and the Company are parties to that certain Employment Agreement, including addenda and ancillary agreements attached to and incorporated in or forming a part thereof, dated effective August 22, 2019, pursuant to which the Company employed Executive (the “Employment Agreement”). Capitalized terms used but not defined herein shall have the meanings given them in the Employment Agreement.

5. Executive Representations. Executive’s specifically represents, warrants, and confirms that the Executive:

(a) has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency;

(b) has been properly paid for all hours worked for the Company through the Separation Date;

(c) has received all salary, wages, commissions, bonuses, and other compensation due to the Executive through the Separation Date, with the exception of the Executive’s final payroll check for salary and bonus through and including the Separation Date, which will be paid on the Company’s next regularly scheduled payroll date for the pay period in which the Separation Date falls; and

(d) has not engaged in and is not aware of any unlawful conduct relating to the business of the Company.

If any of these statements is not true, the Executive cannot sign this Agreement and must notify the Company immediately in writing of the statements that are not true. This notice will not automatically disqualify the Executive from receiving these benefits, but will require the Company’s further review and consideration.

6. Separation Benefits. As consideration for the Executive’s execution of, non-revocation of, and compliance with this Agreement, including the Executive’s waiver and release of claims in Section 8 and other post-termination obligations, and Executive’s subsequent execution of an attestation within then (10) days after his Separation Date, the Company agrees to provide the following separation benefits (“Separation Benefits”) to which the Executive is not otherwise entitled:

(a) Pay continuation from the Execution Date to the Separation Date, at Executive’s current base salary rate, less all relevant deductions for benefits, taxes and other withholdings, which shall be payable in accordance with the Company’s normal payroll practices.

Notwithstanding the foregoing, the Company shall have no obligation to provide any of the Separation Benefits prior to the Effective Date of this Agreement as defined in Section 13. The Executive understands, acknowledges, and agrees that these benefits exceed what the Executive is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement and the general release and restrictive covenants contained in it. Except for Executive’s ability to continue vesting in restricted stock units and/or stock options granted to him as an employee provided he meets the definition of “continuous service” as defined in the Company’s 2018 Equity Incentive Plan, the Executive further acknowledges that the Executive is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Company to provide these or other benefits to any individuals other than the Executive.

7. Cooperation; Continuing Covenants. The Parties agree that certain matters in which the Executive has been involved during the Executive’s employment may need the Executive’s cooperation with the Company in the future. Accordingly, to the extent reasonably requested by the Company, the Executive shall cooperate with the Company regarding matters arising out of or related to the Executive’s service to the Company. Executive hereby agrees to comply with Executive’s duties and obligations under that certain Agreement Regarding Confidential Information, Ownership of Inventions, Non-Competition, Customer Non-Solicitation, and Employee Non-Solicitation Covenants and Acknowledgment of At-Will Employment dated effective August 22, 2019 (the “Restrictive Covenants”), including, without limitation, the obligation of confidentiality and the non-competition, non-solicitation and non-disparagement covenants thereof. Executive also agrees that he continues to be bound by to return any and all Company property and/or Confidential Information in Executive’s possession or control in accordance with the Restrictive Covenants, provided, however, that Executive may retain certain Company property approved by the Company’s CEO as set forth in Section 1, above.

8. General Release.

(a) Executive, on behalf of himself and his heirs, executors, administrators, successors and assigns, and all other persons claiming by, through, or under him, hereby knowingly and voluntarily waives, releases and forever discharges the Company and all of its parents, subsidiaries, and affiliate companies, predecessors, successors, and assigns, and each of their respective current and former shareholders, directors, officers, employees, representatives, insurers, attorneys and assigns, and all persons acting by, through, under or in concert with them, or any of them (all of whom, with the Company, are collectively referred to throughout the remainder of this Agreement as the “Releasees”), of and from any and all claims, demands, charges, grievances, damages, debts, liabilities, accounts, costs, attorneys’ fees, expenses, liens, future rights, and causes of action of every kind and nature, known or unknown, asserted or unasserted, which Executive has, may have, or claims to have against Releasees, or one or more of them, arising prior to the Effective Date of this Agreement (hereinafter collectively referred to as “Released Claims”).

(b) The Released Claims include, without limitation, (i) any claims based either in whole or in part upon any facts, circumstances, acts, or omissions in any way arising out of, based upon, or related to Executive’s employment with the Company or the termination thereof; (ii) any claims or regulation, local ordinance, or the common law, regarding employment or prohibiting employment discrimination, harassment, or retaliation, including, without limitation, arising under any federal or state statute or regulation, local ordinance, or the common law, regarding employment or prohibiting employment discrimination, harassment, or retaliation, including, without limitation, the Utah Antidiscrimination Act, the Utah Payment of Wages Act, the Age Discrimination in Employment Act (the “ADEA,” as amended by the Older Workers Benefit Protection Act (the “OWBPA”)), the Genetic Information Nondiscrimination Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans With Disabilities Act, the National Labor Relations Act (“NLRA”), the Family Medical Leave Act, the Executive Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Health Insurance Portability and Accountability Act of 1996, the Immigration Reform and Control Act, and the Occupational Safety and Health Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; (iii) any claim for wrongful discharge, wrongful termination in violation of public policy, breach of contract, breach of the covenant of good faith and fair dealing, personal injury, harm, or other damages (whether intentional or unintentional), negligence, negligent employment, defamation, misrepresentation, fraud, intentional or negligent infliction of emotional distress, interference with contract or other economic opportunity, assault, battery, or invasion of privacy; (iv) claims growing out of any legal restrictions on the Company’s right to terminate its employees; (v) claims for wages, other compensation or benefits; (vi) any claim for general, special, or other compensatory damages, consequential damages, punitive damages, back or front pay, fringe benefits, attorney fees, costs, or other damages or expenses; (vii) any claim for injunctive relief or other equitable relief; (viii) any claim arising under any federal or state statute or local ordinance regulating the health and/or safety of the workplace; or (ix) any other tort, contract or statutory claim.

(c) Notwithstanding the foregoing paragraphs, Executive does not release the Company from any obligations the Company may have to him with respect to the following: (i) rights under the Company’s 401(k) Plan, if any; (ii) rights to the continuation of insurance coverage under COBRA; (iii) right to apply for unemployment compensation or worker’s compensation; (iv) claims or rights which cannot be waived pursuant to applicable law; (v) Executive’s rights or claims under the ADEA that arise after the execution of this Agreement; and (vi) any rights or remedies which Executive may have against the Company under the terms of this Agreement.

(d) Nothing contained herein is intended to constitute or shall be construed as a waiver or release of Executive’s right to file a charge or complaint with, or participate in an investigation by, the EEOC or any other federal or state agency. Executive is, however, waiving his right to recover any monetary award, damages or any other form of recovery in connection with such a charge or complaint, whether such charge or complaint is filed by Executive or someone else, or such an investigation.

(e) Executive represents and warrants that he has not previously signed or transferred, or attempted to sign or transfer, to any third party, any of the claims waived and released herein.

9. No Admission of Liability or Wrongdoing. Neither this Agreement nor the payment or providing of the Separation Benefits pursuant to this Agreement shall be construed as or constitute an admission by the Company of any fault, liability or wrongdoing by any Releasee, nor an admission that Executive has any valid or enforceable claims or rights whatsoever against the Company or any other Releasee. The Company specifically denies any liability to, or wrongful act against, Executive by itself or any of the other Releasees.

10. Executive’s Acknowledgment of Notices Pertaining to the Release of Age Discrimination in Employment Act (ADEA) Rights and Claims. By execution of this Agreement, Executive specifically agrees and acknowledges that:

(a) this Agreement includes a release of all rights and claims under the ADEA arising prior to the execution of this Agreement, Executive is not waiving rights or claims that may arise after the execution of this Agreement, and Executive has been advised to fully consider this release before executing this Agreement;

(b) Executive has been given the opportunity to read this Agreement in its entirety, has had all questions regarding its meaning and content answered to Executive’s satisfaction, and fully understands all of its terms;

(c) Executive has been advised of his right to consult with an attorney before executing this Agreement and Executive has done so to the extent he desired to do so before executing this Agreement;

(d) Executive has been advised that he has twenty-one (21) days to consider this Agreement before signing it, and that Executive may revoke the Agreement within seven (7) calendar days after the date he signs it;

(e) Executive is entering into this Agreement knowingly, freely, and voluntarily in exchange for the promises made in this Agreement and that no other representations or promises have been made to Executive to induce or influence his execution of this Agreement;

(f) the waiver and release of rights and claims set forth herein is given in exchange for good and valuable consideration in addition to anything of value to which Executive is otherwise entitled;

(g) Executive is not waiving or releasing rights or claims that may arise after Executive signs this Agreement.

11. Time to Consider and Sign Agreement. In accordance with the OWBPA, Executive may take up to twenty-one (21) calendar days from the date of receipt of this Agreement to review and consider the terms of this Agreement and consult with an attorney of the Executive’s choice about it, and sign the Agreement and deliver it to the Company. Executive may sign the Agreement sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the 21-day period.

12. Time to Revoke Agreement. After signing this Agreement, Executive shall have seven (7) calendar days within which to revoke this Agreement in its entirety. If Executive revokes this Agreement, he will not be entitled to the Separation Benefits described above, and this Agreement will be ineffective and void. Executive may revoke his acceptance of this Agreement by delivering notice of revocation to Jennifer Keeler, General Counsel of the Company, by email before the end of the seven-day period. In the event of a revocation by the Executive, the Company shall have the option of treating this Agreement as null and void in its entirety. In such event, Executive will not receive the Separation Benefits or any other consideration Executive would not be entitled to in the absence of this Agreement. After the seven-day period has elapsed, Executive shall not have the right to revoke or rescind this Agreement or the release contained herein.

13. Effective Date. This Agreement shall become effective and enforceable eight (8) days following the execution of this Agreement by Executive, provided the Agreement has not been revoked by Executive within the revocation period referenced in Section 12 above (the “Effective Date”).

14. Attestation. After the Separation Date, Executive shall sign the attestation attached hereto as Exhibit A confirming that Executive waives, releases and forever discharges the Company from all Released Claims through the Separation Date.

15. General Provisions.

(a) Severability. If any provision of this Agreement shall be held by a court to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.

(b) Taxes. All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

(c) Governing Law. This Agreement shall be governed by the laws of the State of Utah without regard to conflict of law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of Utah, County of Salt Lake. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

(d) Dispute Resolution. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Salt Lake County in the State of Utah, and each Party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which such Party may raise now, or hereafter have, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Party agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding upon such Party, and may be enforced in any court of the jurisdiction in which such Party is or may be subject by a suit upon such judgment.

(e) WAIVER OF RIGHT TO JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(f) Fees and Costs. The prevailing party in any arbitration, court action or other adjudicative proceeding arising out of or relating to this Agreement shall be reimbursed by the party who does not prevail for their reasonable attorneys’, accountants’, and experts’ fees and for the costs of such proceeding. The provisions set forth in this Section shall survive the merger of these provisions into any judgment. For purposes of this Section 15(f), “prevailing party” includes, without limitation, a party who agrees to dismiss an action or proceeding upon the other’s payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought.

(g) Amendments; Waivers. This Agreement may not be modified, amended, or changed except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive. No waiver or consent shall be binding except in a writing signed by the Party making the waiver or giving the consent. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent except to the extent specifically set forth in writing.

(h) Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

(i) Assignment. Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those specifically enumerated in this Agreement.

(j) Parties in Interest. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties hereto and their respective successors and permitted assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any Party to this Agreement.

(k) Construction. The terms of this Agreement have been negotiated by the Parties hereto, and no provision of this Agreement shall be construed against either Party as the drafter thereof.

(l) Interpretation. This Agreement shall be construed as a whole, according to its fair meaning. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires, (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words shall refer to this entire Agreement.

(m) Notice. Any notices, consents, agreements, elections, amendments, approvals and other communications provided for or permitted by this Agreement or otherwise relating to this Agreement shall be in writing and shall be deemed effectively given upon the earliest to occur of the following: (i) upon personal delivery to such Party; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (v) upon actual receipt by the Party to be notified via any other means (including public or private mail, electronic mail or telegram); provided, however, that notice sent via electronic mail shall be deemed duly given only when actually received and opened by the Party to whom it is addressed. All communications shall be sent to the Party’s address set forth on the signature page below, or at such other address as such Party may designate by ten (10) days advance written notice to the other Parties in accordance with this Section 14(m).

(n) Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(o) Authority. Each Party represents and warrants that such Party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such Party and is enforceable in accordance with its terms.

(p) Entire Agreement. This Agreement contains the entire agreement between Executive and the Company and there have been no promises, inducements or agreements not expressed in this Agreement.

(q) EXECUTIVE ACKNOWLEDGEMENT. EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT AND HAS OBTAINED AND CONSIDERED THE ADVICE OF SUCH LEGAL COUNSEL TO THE EXTENT EXECUTIVE DEEMS NECESSARY OR APPROPRIATE, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Separation and Pay Continuation Agreement as of the Execution Date.

“EXECUTIVE”

                                                                                         /s/ Brian D. Baker
BRIAN BAKER

Date of Execution of Agreement:

July 8, 2020

“COMPANY”

DYNATRONICS CORPORATION,
a Utah corporation

               By:  /s/ Jennifer Keeler
Name: Jennifer Keeler
Title: General Counsel

Date of Execution of Agreement:

July 8, 2020

Signature Page to Separation and Release Agreement
DYNATRONICS CORPORATION

EXHIBIT A

Attestation

THIS ATTESTATION OF THE SEPARATION AND PAY CONTINUATION AGREEMENT (this “Attestation”) is made and entered into by and between BRIAN BAKER (“Executive”), and DYNATRONICS CORPORATION, a Utah corporation (the “Company”). Executive and the Company are referred to collectively as the “Parties” and each is sometimes referred to as a “Party” in this Agreement.

WHEREAS, the Parties entered into a Separation and Pay Continuation Agreement (“Agreement”) with an Execution Date of July 8, 2020.

WHEREAS, the Company desires the Executive to affirm the release of Release Claims as set forth in Section 8 of the Agreement through and including the Separation Date.

NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. All capitalized words shall have the same meaning as provided in the Agreement.

2. Consideration. Executive acknowledges and agrees that he has received adequate consideration in exchange for the release of Attestation Released Claims made in this Attestation.

3. Release. As and through the Separation Date, Executive, on behalf of himself and his heirs, executors, administrators, successors and assigns, and all other persons claiming by, through, or under him, hereby knowingly and voluntarily waives, releases and forever discharges the Company and all of its parents, subsidiaries, and affiliate companies, predecessors, successors, and assigns, and each of their respective current and former shareholders, directors, officers, employees, representatives, insurers, attorneys and assigns, and all persons acting by, through, under or in concert with them, or any of them (all of whom, with the Company, are collectively referred to throughout the remainder of this Agreement as the “Releasees”), of and from any and all claims, demands, charges, grievances, damages, debts, liabilities, accounts, costs, attorneys’ fees, expenses, liens, future rights, and causes of action of every kind and nature, known or unknown, asserted or unasserted, which Executive has, may have, or claims to have against Releasees, or one or more of them, arising prior to the Separation Date (hereinafter collectively referred to as “Attestation Released Claims”).
(a) The Attestation Released Claims include, without limitation, (i) any claims based either in whole or in part upon any facts, circumstances, acts, or omissions in any way arising out of, based upon, or related to Executive’s employment with the Company or the termination thereof; (ii) any claims or regulation, local ordinance, or the common law, regarding employment or prohibiting employment discrimination, harassment, or retaliation, including, without limitation, arising under any federal or state statute or regulation, local ordinance, or the common law, regarding employment or prohibiting employment discrimination, harassment, or retaliation, including, without limitation, the Utah Antidiscrimination Act, the Utah Payment of Wages Act, the Age Discrimination in Employment Act (the “ADEA,” as amended by the Older Workers Benefit Protection Act (the “OWBPA”)), the Genetic Information Nondiscrimination Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans With Disabilities Act, the National Labor Relations Act (“NLRA”), the Family Medical Leave Act, the Executive Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Health Insurance Portability and Accountability Act of 1996, the Immigration Reform and Control Act, and the Occupational Safety and Health Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; (iii) any claim for wrongful discharge, wrongful termination in violation of public policy, breach of contract, breach of the covenant of good faith and fair dealing, personal injury, harm, or other damages (whether intentional or unintentional), negligence, negligent employment, defamation, misrepresentation, fraud, intentional or negligent infliction of emotional distress, interference with contract or other economic opportunity, assault, battery, or invasion of privacy; (iv) claims growing out of any legal restrictions on the Company’s right to terminate its employees; (v) claims for wages, other compensation or benefits; (vi) any claim for general, special, or other compensatory damages, consequential damages, punitive damages, back or front pay, fringe benefits, attorney fees, costs, or other damages or expenses; (vii) any claim for injunctive relief or other equitable relief; (viii) any claim arising under any federal or state statute or local ordinance regulating the health and/or safety of the workplace; or (ix) any other tort, contract or statutory claim.

(b) Notwithstanding the foregoing paragraphs, Executive does not release the Company from any obligations the Company may have to him with respect to the following: (i) rights under the Company’s 401(k) Plan, if any; (ii) rights to the continuation of insurance coverage under COBRA; (iii) right to apply for unemployment compensation or worker’s compensation; (iv) claims or rights which cannot be waived pursuant to applicable law; (v) Executive’s rights or claims under the ADEA that arise after the execution of this Agreement; and (vi) any rights or remedies which Executive may have against the Company under the terms of this Agreement.

(c) Nothing contained herein is intended to constitute or shall be construed as a waiver or release of Executive’s right to file a charge or complaint with, or participate in an investigation by, the EEOC or any other federal or state agency. Executive is, however, waiving his right to recover any monetary award, damages or any other form of recovery in connection with such a charge or complaint, whether such charge or complaint is filed by Executive or someone else, or such an investigation.

(d) Executive represents and warrants that he has not previously signed or transferred, or attempted to sign or transfer, to any third party, any of the claims waived and released herein.

4. General Provisions. All General Provisions in Section 15 shall apply to this Attestation. All ongoing obligations of the Parties set forth in the Agreement shall continue and shall not be modified by this Attestation.
IN WITNESS WHEREOF, the Parties have executed this Attestation Separation and Pay Continuation Agreement as of the ___ day of _________________, 2020.

“EXECUTIVE”
“COMPANY”
BRIAN BAKER                                                                       DYNATRONICS CORPORATION